UNITED BANKERS’ BANK

LOAN AGREEMENT

THIS LOAN AGREEMENT is made this 6th day of September, 2017, by and between UNITED BANKERS’ BANK (“UBB”), a Minnesota State Chartered Banking Corporation, with offices at 1650 West 82nd Street, Suite 1500, Bloomington, Minnesota 55431 (“Lender”); UNITED BANCSHARES, INC., an Ohio Corporation, with offices at 105 Progressive Drive, Columbus Grove, Ohio 45830 (“Borrower”), and THE UNION BANK COMPANY, an Ohio state chartered commercial bank (“Bank”).

WHEREAS, Borrower is a registered bank holding company owning 100% of the outstanding shares of stock of Bank; and,

WHEREAS, Borrower has requested a Loan from Lender in an aggregate amount of Ten Million and 00/100 Dollars ($10,000,000.00) (“Loan”), and Lender is willing to provide such Loan, subject to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and the mutual undertakings herein contained, the parties agree as follows:

ARTICLE 1

REPRESENTATIONS AND WARRANTIES

As part of the consideration for this Agreement, and as part of the inducement to Lender to enter into and perform the terms of this Agreement, Borrower and Bank hereby make the following representations and warranties which shall be continuing warranties and representations (except warranties and representations which, by their terms are limited to a specific date), throughout the term of this Agreement and any renewals or amendments thereof.

1.01

[Intentionally left blank].

1.02

Bank Stock - The total authorized shares of Bank consist of 33,600 shares of capital stock, par value $25.00 each, of which all 33,600 shares are issued and outstanding, representing 100% ownership of the Bank by the Borrower.  The Bank hereby agrees that, during the term of this Loan Agreement, it shall not authorize and/or issue any additional shares of capital stock.

1.03

Bank Holding Company - Borrower is a duly and validly registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended.

1.04

FDIC Insurance - Bank is an insured bank under the provisions of Chapter 16 of Title 12 of the United States Code relating to the Federal Deposit Insurance Corporation, and no act or default on the part of the Bank has occurred which might materially and adversely affect the status of Bank as an insured bank under said Chapter 16.

1.05

[Intentionally left blank].

1.06

Financial Statements (Borrower and Bank) - The consolidated financial statements of Borrower and Bank contained in Borrower’s form 10-Q filed with the Securities and

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42234.15870

Exchange Commission for the quarter ended June 30, 2017 were prepared in accordance with generally accepted accounting principles, are true, correct, and complete in all material respects, and there has been no material, adverse change in the financial condition of Borrower from or after the date of such Form 10-Q.

1.07

Litigation - Since June 30, 2017, no legal or administrative action, no unsatisfied judgments, and no pending litigation which reasonably would be expected to have a material adverse effect on the financial condition of Borrower or Bank, have been commenced, instituted, or obtained against Borrower or Bank, and, as of the date of this Agreement, to the knowledge of the Borrower, no written threats thereof have been received by Borrower or Bank.

1.08

Credit Accommodation - Not Applicable.

1.09

Transaction is Legal and Authorized - This Agreement, the Promissory Note and all other related documents delivered therewith have been duly authorized, executed, and delivered and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by laws generally affecting the enforcement of creditors’ rights.

ARTICLE 2

LOANS

Lender hereby agrees to Loan to Borrower in an aggregate amount not exceeding the amount referred to above in the preamble of this Agreement.  Concurrently with the execution of this Agreement, Borrower has executed and delivered to Lender a Promissory Note (together with any renewals, extensions and/or replacement notes referred to as the “Note”) evidencing the Loan(s).

2.01

Repayment - Borrower’s repayment would be accomplished through four (4) quarterly interest-only payments for the first year followed by four (4) quarterly principal payments of $250,000.00 each, plus interest, for the remaining four (4) years of the term. Borrower shall pay interest on each of December 1, March 1, June 1, and September 1, commencing on December 1, 2017. Borrower shall pay fifteen (15) installments of principal, each in an amount equal to $250,000.00 commencing on December 1, 2018, and continuing on each December 1, March 1, June 1, and September 1 thereafter, until September 1, 2022, at which time all remaining unpaid principal and accrued but unpaid interest shall be due and payable.

2.02

Renewal - Not applicable.

2.03

Interest Rate - The Note issued shall bear fixed interest (based upon actual days elapsed and a year of 360 days) equal to the Wall Street Journal Prime Rate at the date hereof plus 0.625%, which is 4.875%.

ARTICLE 3

GUARANTY OF LOANS

Not Applicable.

ARTICLE 4

SECURITY

At such time as this Agreement is executed, Borrower shall deliver (or cause to be delivered) to Lender a pledge agreement conveying a pledge by Borrower to Lender of all of the shares of capital stock of Bank now authorized, issued and outstanding (or hereafter acquired), and certificate(s) evidencing such shares of capital stock pledged hereunder together with stock powers.  Borrower further agrees to deliver certificate(s) for shares of Bank that Borrower acquired hereafter (with stock powers), and agrees to execute all financing statements and other documents required by Lender from time to time to perfect such security interests.

ARTICLE 5

AFFIRMATIVE COVENANTS

As long as any unpaid balance of the Loans shall be outstanding, Borrower covenants and agrees that it will:

5.01

Financial Reports - Deliver to Lender upon Lenders request (unless waived by Lender in writing):

(a)

Within thirty five (35) days after the end of each quarterly period of each fiscal year, Bank’s Report of Income (including all schedules) for the period from the beginning of the fiscal year to the end of such quarterly period, and Bank’s Report of Condition (including all schedules) as of the end of such quarterly period, all in reasonable detail and certified as correct by appropriate authorized financial officers of Bank.

(b)

Following the close of each fiscal year, Borrower’s annual report (Form FR Y-6) as provided to the Federal Reserve System, to include Borrower’s annual financial statement, including an income and surplus statement for such fiscal year, a balance sheet as of the end of such fiscal year, and a statement of changes in financial position for such fiscal year and the preceding fiscal year.  Borrower’s financial statements shall be delivered to Lender within ninety (90) days following the close of such fiscal year.

(c)

Within fifty (50) days after June 30 and December 31 of each calendar year, Borrower’s Report of Financial Condition (Form FR Y-9SP) as provided to the Federal Reserve System.

(d)

Any other any other information reasonably requested by Lender.

5.02

Accounting Procedure - Permit Lender or its representative at any reasonable time, but so long as no Event of Default is continuing, only once per calendar year, to visit and inspect the properties of Borrower and Bank, to examine or audit Borrower’s and Bank’s books, accounts, and records and make memoranda and copies or extracts thereof,  to obtain analytical reports, as available from regulatory and industrial sources, and to discuss at any time the affairs, finances, and accounts of Borrower and Bank with officers and employees of Borrower and Bank; provided any reasonable professional fees incurred by Lender for such inspection, examination, or audit shall be paid by Borrower.

5.03

Personal Financial Statements - Not Applicable.

5.04

Enforcement Actions – Notify Lender, immediately upon knowledge thereof, of any public enforcement or regulatory actions against Borrower that will adversely affect the ability of the Borrower to make its debt service payments under the Note or results in or causes a default in the covenants of this Agreement and/or the related loan documents.

5.05

Blanket Bond Coverage - That at all times Bank shall maintain insurance coverage equivalent to Bankers Blanket Standard Number 24.  Upon receipt of cancellation notice of Bankers Blanket Bond by Insurer, Borrower will immediately provide written notification to Lender of such notice to cancel.

5.06

Guaranties:  Borrower and Bank - Borrower shall not permit Bank to guarantee, endorse, assume or otherwise become directly, indirectly or contingently liable, in connection with any obligation, for any other person, corporation, bank or business entity, except by endorsement of negotiable instruments by Bank for deposit or collection of similar transactions in the ordinary course of business.

5.07

Stock Redemption - The Borrower shall not redeem shares of Borrower if such action will adversely affect the ability of the Borrower to make its debt service payments under the Note or results in or causes a default in the covenants of this Agreement and/or the related loan documents.

5.08

Liens and Encumbrances; Transfer of Assets - Borrower shall not permit Bank to sell, lease, mortgage, assign, encumber, transfer and/or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions).

5.09

Existence and Identity - Maintain and keep in full force and effect the Borrower’s and Bank’s existence under the laws of the state of its organization, continue its business as presently conducted, maintain and protect all trade names, and preserve the remainder of its property used or useful in its business in good condition and repair.  The Borrower and Bank shall not change the legal format under which the Borrower and Bank were organized, without the prior written consent of the Lender.  The Borrower and Bank shall give the Lender prompt written notice of any change in location of its chief executive office or any other place of business.

5.10

Corporate Structure - Borrower shall not permit Bank to consolidate with or merge into any other bank, or permit any other bank to merge into it, acquire all or a substantial part of the assets of any other bank, or assume any of the obligations, debts or liabilities of any other bank, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

5.11

Capital Requirement - At all times the Bank shall maintain a “Well-Capitalized” status per the minimum regulatory requirements to be considered well-capitalized.

5.12

Texas Ratio - Borrower shall not at any time, permit the Bank’s Texas Ratio to exceed forty (40%) percent.

5.13

Loan Loss Reserve to Total Loans - Borrower shall not permit Bank to have a Loan Loss Reserve less than that accepted by regulatory authorities as being adequate.

ARTICLE 6

DEFAULT

The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

6.01.

Failure to Pay Amounts Due - Failure to pay any principal or interest payment on any Indebtedness to Lender when due.

6.02.

Misrepresentation; False Financial Information - Any material statement, warranty, or representation of Borrower or Bank made in this Agreement, the related loan documents, or any Financial Statements now or hereafter furnished to the Lender by or on behalf of the Borrower or Bank, is false or misleading in any material respect.

6.03.

Noncompliance with Lender Agreements - Breaches of any material covenant, term, condition, or agreement contained in this Agreement or in any of the related loan documents by Borrower, or the Bank.

6.04.

Cessation/Termination of Existence - Borrower or the Bank ceases doing business or Borrower’s or Bank’s existence are terminated by sale, dissolution, merger, or otherwise.

6.05.

Bankruptcy or Receivership - Any conveyance is made of substantially all of Borrower’s or the Bank’s assets, any assignment is made for the benefit of creditors, any receiver is appointed for Borrower or the Bank, or any insolvency, liquidation or reorganization proceeding is filed by or against Borrower or the Bank under the Bankruptcy Code or otherwise.

6.06.

Attachments; Tax Liens - Any attachment, execution, levy, forfeiture, tax lien, or similar writ or process is issued against the Borrower’s or the Bank’s assets.

6.07.

Indictment - Any felony criminal proceeding or any regulatory proceeding regarding financial condition or financial reporting is brought against the Borrower and/or the Bank.

6.08.

Other Lender Default - Any other Borrower or Bank indebtedness to the Lender, if any, or any other creditor becomes due and remains unpaid after acceleration of the maturity, or after the maturity stated.

ARTICLE 7

 CHANGE IN CONTROL

Borrower will give Lender thirty (30) days advance written notice of any anticipated change in controlling ownership as defined in Regulation Y of the Board of Governors, in which event, Lender has the sole right to demand payment of Borrower’s total indebtedness, plus all accrued and unpaid interest.

ARTICLE 8

REMEDIES

8.01

Acceleration - Upon the occurrence of any Event of Default, the Loan and all indebtedness to Lender may, at the option of Lender, and without demand or notice, be declared immediately due and payable.

8.02

Appointment of Receiver - The Lender may, in its sole discretion, apply for the appointment of a receiver for the Borrower, Bank and/or its assets, or any portion thereof, and the Borrower and Bank expressly consent to such appointment by a Court of competent jurisdiction.

8.03

Exercise Rights of Secured Party - The Lender may, without notice, take possession and dispose of any Collateral, or otherwise exercise the rights granted the Lender pursuant to the Loan Documents or otherwise, and to the extent authorized by the Ohio Uniform Commercial Code or other applicable law.

8.04

Payment of Lender Expenses After Default - Borrower and the Bank acknowledge that after an Event of Default the Lender will incur additional fees, costs and expenses not included in the Lender’s original pricing of the Loan including, without limitation, field audits of the Lender’s collateral, the professional fees of appraisers, accountants, lawyers, field engineers, surveyors, and other experts and consultants, and the cost of obtaining, verifying, and/or updating property surveys, Environmental Laws reports, insurance coverages, tax searches, title reports, and Uniform Commercial Code searches, and Borrower and Bank agree to pay, at the Lender’s cost, all of said additional fees, costs and expenses incurred by the Lender after an Event of Default and authorizes the Lender to charge any of Borrower’s and Bank’s accounts with Lender, as and when said fees, costs and expenses are incurred.

8.05

Remedies Cumulative - The remedies provided for in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law or in equity and as are provided in this Agreement, the related loan documents, and any other agreement between Borrower, Bank and Lender.

8.06

No Waiver - No delay or failure of Lender to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege.  No Lender delay or failure to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the

Lender’s right to at any time, before or after any Event of Default, to demand strict adherence to the terms of this Agreement and the related loan documents.

ARTICLE 9

MISCELLANEOUS

9.01

Release of Claims - In consideration of the accommodations made by the Lender in this Agreement, the Borrower and Bank do each hereby release and discharge the Lender, its successors, heirs, assigns, agents, officers, employees, servants, representatives, related companies, successor corporations, subsidiaries and affiliates (the “Bank Released Parties”) of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or Bank may have against the Bank Released Parties from any date prior to the date of this Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by any of the Bank Released Parties, and Borrower and Bank confirm that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the related loan documents, and do each acknowledge and agree that the Lender is relying upon this release in extending these accommodations to the Borrower and Bank.

9.02

Waiver of Jury Trial - THE BORROWER, BANK AND THE LENDER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. THE THE BORROWER, BANK AND THE LENDER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR THEIR BENEFIT, EACH WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT OR THE LOAN DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

9.03

Waiver of Defenses, Counterclaims, and Setoffs - In consideration of the accommodations made in this Agreement, the Borrower and Bank acknowledge and affirm that, as of the Effective Date, they have no defenses, counter-claims, or setoffs which may be asserted against the Lender, nor have they assigned any of same, and that the Lender has neither violated any of the terms or conditions of any Loan Documents, nor made any representations or promises which are not contained in this Agreement, in the related loan documents, or in any other agreement between the parties.

9.04

Notice - Any notice to be given herein to any party shall be served by registered or certified mail addressed to such party at its address stated above and shall be deemed served when deposited in any United States Post Office.

9.05

No Waiver - Every right and remedy of Lender provided in this Agreement shall be cumulative of every other right or remedy of Lender whether conferred by law, contract, or otherwise and may be enforced concurrently; no waiver by Lender of the performance of any obligation of Borrower, or Bank shall be construed as a waiver of any other default, then, theretofore or thereafter existing.

9.06

Successors and Assigns - This Agreement and all of the covenants and conditions herein contained shall be for the benefit of and shall apply to and bind the parties hereto and their respective successors and assigns; provided Borrower and Bank shall not be permitted to assign their duties, obligations, or any other interest hereunder without the prior written consent of Lender.  The parties acknowledge and agree that Lender may assign all or part of its interest in the Loans, and Borrower and Bank, specifically consent to the release and delivery of any information or documents delivered to Lender hereunder to any such assignee or any subsequent assignee.

9.07

Severability - Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application thereof, and to this end the provisions of this Agreement are declared to be severable.

9.08

Applicable Law - This Agreement, the Note and all the other related loan documents referred to herein shall be governed by the laws of the State of Ohio.

9.09

Venue; Jurisdiction - The Borrower and Bank each hereby consent to the jurisdiction of the courts of the State of Ohio and of the United States for the Southern District of Ohio, and irrevocably agree that, subject to the Lender’s absolute and sole discretion, all actions and proceedings relating to this Agreement and any other related loan documents shall be litigated in such courts. Nothing herein shall affect the right of the Lender, if any, to commence legal proceedings or otherwise proceed against the Borrower and/or Bank or their property in any other jurisdiction.

9.10

Entire Agreement - This Agreement contains the entire agreement of the parties on the matters contained herein.  No other agreement, statement, or promise made by any other party or by any employee, officer or agent of any party that is not in writing and signed by all parties to this agreement shall be binding.

9.11

Acknowledgment - All parties to this Agreement acknowledge by signature below that they have read, understand and agree to all terms and provisions contained herein.

9.12

Warrant of Attorney - Each of the undersigned authorizes any attorney at law, including an attorney engaged by the Lender and its assignees, to appear in any court of record in Columbus, Ohio, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against the undersigned in favor of the Lender and its assignees, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution.  The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the Lender and its assignees hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against each of the undersigned.  Each of the undersigned hereby expressly waives any conflict of interest that the Lender and its assignees’ attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the Lender and its assignees for confessing such judgment against such parties.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the day and year first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

THE UNION BANK COMPANY

UNITED BANCSHARES, INC.

By: /s/ Brian D. Young

By: /s/ Brian D. Young

Name: Brian D. Young

Name: Brian D. Young

Its: President and CEO

Its: President and CEO

UNITED BANKERS’ BANK

By: /s/ W. Scott Burke, Vice President

       W. Scott Burke, Vice President